CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports
Record Quarterly Earnings

Houston, TX, November 5, 2020 – U.S. Physical Therapy, Inc. ("USPH" or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services, today reported record results for the third quarter ended September 30, 2020.

For the third quarter ended September 30, 2020, USPH’s Operating Results (as defined below), was $11.1 million, or $0.86 per diluted share, as compared to $9.0 million, or $0.71 per diluted share in the third quarter of 2019. Included in the recent quarter was $0.2 million net of allocation to non-controlling interests and after-tax of Relief Funds, or $.01 per share. For the third quarter ended September 30, 2020, USPH’s Operating Results, without the Relief Funds, was $10.9 million, or $0.85 per diluted share.  Operating Results, a non-GAAP measure, equals net income attributable to USPH shareholders per the consolidated statement of net income plus charges incurred for closure costs less gain on sale of partnership interest and clinics, less allocated non-controlling interests, and excludes expenses associated with the CFO recruitment, all net of tax.  The earnings per share from Operating Results also excludes the impact of the revaluation of redeemable non-controlling interest.  For the third quarter ended September 30, 2020, USPH’s net income attributable to its shareholders, in accordance with GAAP, was $10.9 million as compared to $9.0 million for the comparable period of 2019.  Inclusive of the credit or charge for the revaluation of non-controlling interest, net of tax, used to compute diluted earnings per share in accordance with GAAP in the 2020 Third Quarter, the amount is $7.8 million, or $0.61 per share, as compared to $8.4 million, or $0.66 per share in the third quarter last year.  In accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of tax, is not included in net income but charged or credited directly to retained earnings; however, the charge or credit for this change is included in the earnings per basic and diluted share calculations.

For the nine months ended September 30, 2020, USPH’s Operating Results, including Relief Funds, was $24.6 million, or $1.92 per diluted share, as compared to $27.8 million, or $2.18 per diluted share in 2019.  For the nine months ended September 30, 2020, USPH’s Operating Results, without Relief Funds, was $19.7 million, or $1.54 per diluted share. For the nine months ended September 30, 2020, USPH’s net income attributable to its shareholders, in accordance with GAAP, was $22.2 million as compared to $32.1 million for the comparable period of 2019.  Inclusive of the credit or charge for the revaluation of non-controlling interest, net of tax, used to compute diluted earnings per share, in accordance with GAAP, in the 2020 first nine months ended September 30, 2020, the amount is $23.0 million, or $1.80 per share, as compared to $24.2 million, or $1.90 per share.  In accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of tax, is not included in net income but charged or credited directly to retained earnings; however, the charge or credit for this change is included in the earnings per basic and diluted share calculation.  See the schedule on page 12 for the computation of diluted earnings per share and discussion of Relief Funds below.

As previously disclosed in a series of filings with the SEC and further described in detail in our Quarterly Report on Form 10-Q for the first and second quarters, the Company’s results have been negatively impacted by the effects of the COVID-19 pandemic. Management has taken a number of steps to reduce costs,  make up for operating losses incurred in March and April, and increase profits subsequently.  The Company continues to experience somewhat lower physical therapy patient volumes; however revenues improved significantly in the 2020 third quarter compared to the 2020 second quarter.  The Company’s average physical therapy patient volumes per day per clinic were 26.2, 18.9, and 25.8, respectively, in the first three quarters of 2020. The Company’s industrial injury prevention business has been less affected by the pandemic and is currently running at slightly less than its pre-COVID-19 revenue levels.

U.S. Physical Therapy Press Release	Page 2
November 5, 2020

Third Quarter 2020 Compared to Third Quarter 2019

•	Reported net revenues in the Third quarter of 2020 was $108.9 million as compared to $117.3 million in the 2019 Third Quarter. See detailed discussion below for each category of reported revenue.

•
Net patient revenues from physical therapy operations was approximately $96.4 million in the 2020 Third Quarter and $104.4 million in the 2019 Third Quarter. Included in net patient revenues for the 2019 Third Quarter was $3.2 million related to clinics subsequently closed or sold as compared in $0.1 million related to those same clinics in the 2020 Third Quarter.  During the 2020 nine month period, the Company sold its interest in 12 closed clinics. For comparison purposes, adjusted for revenue from the clinics sold or closed, net patient revenues from physical therapy operations was approximately $96.3 million in the 2020 Third Quarter and $101.2 million in the 2019 Third Quarter.  Included in the $96.3 million in net patient revenues for the 2020 Third Quarter was $3.8 million related to clinics opened or acquired after September 30, 2019 (“New Clinics”).  Net patient revenues related to clinics opened or acquired prior to October 1, 2019 decreased by $8.7 million (“Mature Clinics”).

•
Including all clinics operational during the periods, the average net patient revenue per visit was $105.91 for the 2020 Third Quarter as compared to $104.80 for the 2019 period. Total patient visits were 910,200 in the 2020 Third Quarter and 996,100 for the 2019 Third Quarter.

•	Revenue from physical therapy management contracts was $2.0 million for the Third Quarter of 2020 as compared to $2.1 million in the 2019 comparable period.

•
Revenue from the industrial injury prevention business was $10.0 million in the 2020 Third Quarter, an increase of $0.1 million or approximately 0.7% as  compared to $9.9 million in the 2019 Third Quarter.

•
Other miscellaneous revenue was $0.5 million in the 2020 Third Quarter and $0.7 million in the 2019 Third Quarter.  Other miscellaneous revenue includes physical therapy services, including athletic trainers, provided on-site such as for schools.

•
Total operating costs, excluding closure costs, were $78.5 million in  the 2020 Third Quarter, or 72.1% of net revenues, a reduction of 460 basis points as compared to $89.9 million in the 2019 Third Quarter, or 76.7% of net revenues. Included in operating costs for the 2020 quarter was $3.1 million related to New Clinics, of which $1.2 million related to clinics acquired in February 2020.  Adjusted for the operating costs for clinics sold or closed in 2020 and 2019 of $0.0 and $3.1 million recorded in the 2020 and 2019 Third Quarters,respectively, operating costs for Mature Clinics were reduced by $7.2 million in the Third Quarter 2020 compared to the Third Quarter 2019. In addition, operating costs related to the industrial injury prevention business  and management contracts were reduced by $0.8 million.  Total salaries and related costs, including physical therapy operations and the industrial injury prevention business, were 52.8% of net revenues in the 2020 Third Quarter, a 410 basis points reduction versus 56.9% in the 2019 Third Quarter. Rent, supplies, contract labor and other costs as a percentage of net revenues were 18.1% in the 2020 Third Quarter versus 18.9% in the 2019 Third Quarter. The provision for doubtful accounts as a percentage of net revenue was 1.2% in the 2020 Third Quarter and 0.8% in the 2019 Third Quarter.

•
Gross profit for the 2020 Third  Quarter, excluding closure costs, was $30.4 million, an increase of  $3.0 million or approximately 11% as compared to $27.4 million in the 2019 Third Quarter. The gross profit percentage, excluding closure costs, was 27.9% of net revenue in the 2020 Third Quarter, an increase of 460 basis points as compared to 23.3% in the 2019 Third Quarter. The gross profit percentage for the Company’s physical therapy clinics, excluding closure costs, was 28.0% in the 2020 Third Quarter an improvement of 410 basis points as compared to 23.9% in the 2019 Third Quarter. The gross profit percentage on physical therapy management contracts was 19.8% in the 2020 Third Quarter, up 860 basis points  as compared to 11.2% in the 2019 Third Quarter. The gross profit for the industrial injury prevention business was $2.9 million, or 28.6%, in the 2020 Third Quarter an improvement of $1.0 million or 870 basis points as compared to $2.0 million, or 19.9%, in the 2019 Third Quarter.

•
Corporate office costs were $10.4 million in the 2020 Third Quarter compared to $10.5 million in the 2019 Third Quarter. Corporate office costs were 9.6% of net revenues for the 2020 Third Quarter as compared to 9.0% for the 2019 Third Quarter.

•
Operating income for the 2020 Third Quarter was $19.9 million an increase of  $3.1 million or 18.5% as compared to $16.8 million for the 2019 Third Quarter. Operating income as a percentage of net revenue increased by 400 basis points from 14.3% in the 2019 period to 18.3% in 2020.  As compared to the Second Quarter of 2020, operating income in the Third Quarter of this year increased $9.6 million or 94.3%. See discussion above related to effects of COVID-19.

•	Included in other income in the third quarter of 2020 was $0.4 million pre-tax of Relief Funds. See discussion of Relief Funds below.

•	Interest expense was $351,000 in the 2020 Third Quarter and $557,000 in the 2019 Third Quarter due to reduced borrowings under the Company’s revolving credit line.

•
The provision for income tax was $4.3 million for the 2020 Third Quarter and $3.2 million for the 2019 Third Quarter. The provision for income tax as a percentage of income before taxes less net income attributable to non-controlling interest was 28.2% for the 2020 Third Quarter and 26.1% for the 2019 Third Quarter.

•
Net income attributable to non-controlling interests (permanent equity) was $1.8 million in the 2020 Third Quarter and $1.6 million in the 2019 Third Quarter.  Net income attributable to redeemable non-controlling interests (temporary equity) was $3.0 million in the 2020 Third Quarter and $2.4 million in the 2019 Third Quarter.

U.S. Physical Therapy Press Release	Page 3
November 5, 2020

First Nine Months 2020 Compared to First Nine Months 2019

•	Reported net revenues in the 2020 Nine Months was $305.5 million as compared to $359.9 million in the 2019 Nine Months. See detailed discussion below for each category of reported revenue.

•	Net patient revenues from physical therapy operations was approximately $268.8 million in the 2020 Nine Months and $324.4 million in the 2019 Nine Months. Included in net patient revenues above are revenues related to clinics sold or closed in the nine months ended September 30, 2020 and 2019 of $3.2 million and $22.5 million, respectively. During the 2020 nine month period, the Company sold its interest in 12 closed clinics and closed 31 clinics. During the nine months ended September 30, 2019, the Company sold its interest in a partnership which include 30 clinics and closed 11 clinics. For comparison purposes, adjusted for revenue from the clinics sold or closed, net patient revenues from physical therapy operations was approximately $265.6 million in the 2020 nine month period and $301.9 million in the 2019 nine month period. Net patient revenues for the 2020 nine month period included $8.4 million related to New Clinics. Net patient revenues related to Mature Clinics decreased by $44.7 million in the 2020 nine months compared to the 2019 comparable period. The reduction is largely attributable to the adverse effects of the COVID-19 pandemic.

•
Including all clinics operational during the periods, the average net patient revenue per visit was $105.13 for the 2020 Nine Months and $106.17 for the 2019 Nine Months. Total patient visits were 2,556,900 in the first nine months of 2020 and 3,055,400 in the first nine months of 2019.

•	Revenue from physical therapy management contracts was $5.7 million for the 2020 Nine Months and $6.5 million in the 2019 Nine Months.

•	Revenue from the industrial injury prevention business was $29.5 million in the 2020 Nine Months an increase of $2.4 million or 8.9% as compared to $27.1 million in the 2019 Nine Months. In April 11, 2019, the company acquired a third company that is a provider of industrial injury prevention services.

•
Other miscellaneous revenue was $1.4 million in the 2020 Nine Months and $1.8 million in the 2019 Nine Months. Other miscellaneous revenue include physical therapy services including athletic trainers provided on-site such as for schools.

•
Total operating costs, excluding closure costs, were $236.2 million in the 2020 Nine Months, or 77.3% of net revenues, as compared to $274.3 million in the 2019 Nine Months, or 76.2% of net revenues. Included in operating costs for the 2020 Nine Months was $6.9 million related to New Clinics, of which $2.7 million related the clinics acquired in February 2020.  Adjusted for the operating costs for clinics related to the partnership interest sold or closed in 2020 and 2019 of $4.4 and $21.7 million in the 2020 Nine Months and 2019 Nine Months, respectively, operating costs for Mature Clinics were reduced by $27.9 million in the 2020 Nine Months compared to the 2019 Nine Months.  Operating costs related to management contracts decreased $1.0 million.  Operating costs related to the industrial injury prevention business increased $1.2 million.  Closure costs in the current nine month period of $3.9 million include estimates of remaining lease obligations, derecognition of goodwill and other costs related to closed and sold clinics. Total salaries and related costs, including physical therapy operations and the industrial injury prevention business, were 55.6% of net revenues in the 2020 Nine Months versus 56.6% in the 2019 Nine Months. Rent, supplies, contract labor and other costs as a percentage of net revenues were 20.6% in the 2020 Nine Months versus 18.7% in the 2019 Nine Months. The provision for doubtful accounts as a percentage of net revenue was 1.1% in the 2020 First Nine Months and 0.9% in the 2019 First Nine Months.

•
Gross profit for the 2020 Nine Months, excluding closure costs, was $69.3 million, as compared to $85.5 million in the 2019 Nine Months. The gross profit percentage, excluding closure costs, was 22.7% of net revenue in the 2020 Nine Months as compared to 23.8% in the 2019 Nine Months. The gross profit percentage for the Company’s physical therapy clinics, excluding closure costs, was 22.3% in the 2020 Nine Months as compared to 23.9% in the 2019 Nine Months. The gross profit percentage on physical therapy management contracts was 20.2% in the 2020 Nine Months as compared to 15.0% in the 2019 Nine Months. The gross profit for the industrial injury prevention business was $7.7 million, or 26.1%, in the 2020 Nine Months as compared to $6.5 million, or 24.0%, in the 2019 Nine Months.

•
Corporate office costs were $31.1 million in the 2020 Nine Months compared to $33.4 million in the 2019 Nine Months. Corporate office costs were 10.2% of net revenues for the 2020 Nine Months as compared to 9.3% for the 2019 Nine Months.

•
Operating income for the 2020 Nine Months was $34.2 million as compared to $52.1 million for the 2019 Nine Months. Operating income as a percentage of net revenue decreased from 14.5% in the 2019 period to 11.2% in 2020 comparable period.  See discussion above related to effects of COVID-19.

•
Included in other income was the gain of $1.1 million in the 2020 Nine Months resulting from the sale of 12 previously closed clinics and, in the 2019 Nine Months, a gain of $5.8 million resulting from the sale of a partnership interest with 30 clinics. Also, included in other income in the 2020 Nine Months was $8.3 of Relief Funds.  See discussion of Relief Funds below.

•	Interest expense was $1.4 million in the 2020 Nine Months and $1.5 million in the 2019 Nine Months.

•
The provision for income tax was $8.5 million for the 2020 Nine Months and $11.2 million for the 2019 Nine Months. The provision for income tax as a percentage of income before taxes less net income attributable to non-controlling interest was 27.6% for the 2020 Nine Months and 25.9% for the 2019 Nine Months.

•
Net income attributable to non-controlling interests (permanent equity) was $3.9 million in the 2020 Nine Months and $5.0 million in the 2019 Nine Months.  Net income attributable to redeemable non-controlling interests (temporary equity) was $7.8 million in the 2020 Nine Months and $8.1 million in the 2019 Nine Months.

U.S. Physical Therapy Press Release	Page 4
November 5, 2020

Medicare Accelerated and Advance Payment Program (“MAAPP Funds”)

In response to the COVID-19 pandemic, the federal government approved the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The CARES Act allowed for qualified healthcare providers to receive advanced payments under the existing MAAPP Funds during the COVID-19 pandemic. Under this program, healthcare providers could choose to receive advanced payments for future Medicare services provided. The Company applied for and received approval from Centers for Medicare & Medicaid Services (“CMS”) in April 2020. The Company recorded these payments as a liability until all performance obligations have been met as the payments were made on behalf of patients before services were provided. Currently, MAAPP funds received are required to be  applied to future Medicare billings commencing in August 2021, with all such remaining amounts required to be repaid by January 2024. Beginning January 2024, any unpaid balance will begin accruing interest. The Company currently intends to repay funds prior to August 2021.  Included in cash and cash equivalents and accrued liabilities at September 30, 2020 is $12.9 million of MAAPP Funds.
Relief Funds

On March 27, 2020, the CARES Act was enacted. The CARES Act provided additional waivers, reimbursement, grants and other funds to assist health care providers during the COVID-19 pandemic, including $100.0 billion in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing, and responding to the coronavirus, and for reimbursing eligible health care providers for lost revenues and health care related expenses that are attributable to COVID-19.

Through September 30, 2020, the Company’s consolidated subsidiaries received approximately $8.3 million of payments under the CARES Act (“Relief Funds”). Under the Company’s accounting policy, these payments have been recorded as Other income – Relief Funds. For the three and nine months ended September 30, 2020, the Company has recognized approximately $0.4 million and $8.3 million, respectively, as Other income – Relief Funds on the accompany consolidated statement of operations. These funds are not required to be repaid upon attestation and compliance with certain terms and conditions, which could change materially based on evolving grant compliance provisions and guidance provided by the U.S. Department of Health and Human Services. Currently, the Company can attest and comply with the terms and conditions.  The Company will continue to monitor the evolving guidelines and may record adjustments as additional information is released.

Other Financial Measures

For the 2020 Third Quarter, the Company's Adjusted EBITDA was $19.9 million and was $17.0 million in the 2019 Third Quarter. For the 2020 Third Quarter, the Company's Adjusted EBITDA, excluding Relief Funds, was $19.5 million.

For the 2020 Nine Months, the Company's Adjusted EBITDA was $47.0 million compared to $ 57.5 million in 2019 Nine Months. For the 2020 Nine Months, the Company's Adjusted EBITDA, excluding Relief Funds, was $38.7 million.

See definition, explanation and calculation of Adjusted EBITDA in the schedule on pages 9 and 10.

Management’s Comments

Chris Reading, Chief Executive Officer, said, “When conditions are truly challenging, as they have been for much of this year, it makes all the difference to have a selfless, dedicated and driven team of partners and therapists, along with local and national support teams who are working hard every day to provide our patients with the excellent care they need conducted in a safe and healthy environment.  Our team has delivered what I feel like is an exceptional result this quarter and an outstanding effort throughout this Covid-19 pandemic.  As much as any time in my 17 years with our Company, I am truly proud to be able to work alongside such a tremendous group of people.  While we have more work to do, I remain confident in our ability to navigate through the coming period and to execute on our plan to further grow, serve and expand our partner-centric Company.”
Larry McAfee, Chief Financial Officer, said, “Earnings per share from Operating Result of $.85 per share (excluding Relief Funds) was the most profitable quarter in the Company’s history. The previous high was $0.81 per share recorded in the second quarter of 2019.”

Third Quarter 2020 Conference Call

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on November 5, 2020 to discuss results for the Company's third quarter and nine months ended September 30, 2020, 2020. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 5149266 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until February 5, 2021 at U.S. Physical Therapy’s website.

U.S. Physical Therapy Press Release	Page 5
November 5, 2020

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•	the multiple effects of the impact of public health crises and epidemics/pandemics, such as the novel strain of COVID-19 (coronavirus) which the financial magnitude cannot be currently estimated;
•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor inspections, reviews, investigations and audits, which may result in sanctions or reputational harm and increased costs;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	changes in reimbursement rates or payment methods from third party payors including government agencies, and changes in the deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	legal actions, which could subject us to increased operating costs and uninsured liabilities;
•	general economic conditions;
•	availability and cost of qualified physical therapists;
•	personnel productivity and retaining key personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•
competitive environment in the industrial injury prevention business, which could result in the termination or non-renewal of contractual service arrangements and other adverse financial consequences for that service line;

•	acquisitions and the successful integration of the operations of the acquired businesses;
•	impact on the business and cash reserves resulting from retirement or resignation of key partners and resulting purchase of their non controlling interests (minority interests)
•	maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•
a security breach of our or our third party vendors’ information technology systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 of the Health Information Technology for Economic and Clinical Health Act;

•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

See Risk Factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and the additional risk factor disclosed in our Quarterly Report on Form 10-Q for the period ended March 31, 2020 filed with the SEC on February 28, 2020 and May 21, 2020, respectively.
Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see the other sections of this report and our other periodic reports filed with the Securities and Exchange Commission (the “SEC”) for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement may no longer be accurate.

About U.S. Physical Therapy, Inc.
Founded in 1990, U.S. Physical Therapy, Inc. operates 550 outpatient physical therapy clinics in 39 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 38 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments. More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 6
November 5, 2020

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Net patient revenues	$96,398	$104,392	$268,803	$324,405
Other revenues	12,531	12,859	36,700	35,450
Net revenues	108,929	117,251	305,503	359,855
Operating costs:
Salaries and related costs	57,519	66,748	169,952	203,684
Rent, supplies, contract labor and other	19,695	22,166	62,915	67,236
Provision for doubtful accounts	1,279	962	3,379	3,408
Closure costs - lease and other	79	3	2,066	12
Closure costs - derecognition of goodwill	-	-	1,859	-
Total operating costs	78,572	89,879	240,171	274,340

Gross profit	30,357	27,372	65,332	85,515

Corporate office costs	10,422	10,556	31,121	33,376
Operating income	19,935	16,816	34,211	52,139

Other income and expense
Relief Funds	390	-	8,349	-
Gain on sale of partnership interest and clinics	18	-	1,091	5,823
Interest and other income, net	50	7	97	27
Interest expense - debt and other	(351)	(557)	(1,431)	(1,522)
Total other income and expense	107	(550)	8,106	4,328
Income before taxes	20,042	16,266	42,317	56,467

Provision for income taxes	4,279	3,197	8,453	11,223

Net income	15,763	13,069	33,864	45,244

Less: net income attributable to non-controlling interests:
Non-controlling interests - permanent equity	(1,828)	(1,643)	(3,889)	(4,982)
Redeemable non-controlling interests - temporary equity	(3,019)	(2,379)	(7,811)	(8,152)
	(4,847)	(4,022)	(11,700)	(13,134)

Net income attributable to USPH shareholders	$10,916	$9,047	$22,164	$32,110

Basic and diluted earnings per share attributable to USPH shareholders	$0.61	$0.66	$1.80	$1.90

Shares used in computation - basic and diluted	12,847	12,774	12,829	12,750

Dividends declared per common share	$-	$0.30	$0.32	$0.84

U.S. Physical Therapy Press Release	Page 7
November 5, 2020

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
(unaudited)

	September 30, 2020	December 31, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$30,129	$23,548
Patient accounts receivable, less allowance for doubtful accounts of $2,154 and $2,698, respectively	39,439	46,228
Accounts receivable - other	9,878	9,823
Other current assets	3,198	5,787
Total current assets	82,644	85,386
Fixed assets:
Furniture and equipment	55,411	54,942
Leasehold improvements	34,111	33,247
Fixed assets, gross	89,522	88,189
Less accumulated depreciation and amortization	68,048	66,099
Fixed assets, net	21,474	22,090
Operating lease right-of-use assets	78,784	81,586
Goodwill	336,946	317,676
Other identifiable intangible assets, net	54,060	52,588
Other assets	1,530	1,519
Total assets	$575,438	$560,845

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, USPH SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTERESTS
Current liabilities:
Accounts payable - trade	$1,060	$2,494
Accrued expenses	60,236	30,855
Current portion of operating lease liabilities	26,905	26,486
Current portion of notes payable	4,999	728
Total current liabilities	93,200	60,563
Notes payable, net of current portion	509	4,361
Revolving line of credit	7,000	46,000
Deferred taxes	8,570	10,071
Operating lease liabilities, net of current portion	60,137	60,258
Other long-term liabilities	349	141
Total liabilities	169,765	181,394

Redeemable non-controlling interests - temporary equity	139,801	137,750

U.S. Physical Therapy, Inc. ("USPH") shareholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 15,065,087 and 14,989,337 shares issued, respectively	151	150
Additional paid-in capital	93,195	87,383
Retained earnings	203,201	184,352
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders’ equity	264,919	240,257
Non-controlling interests - permanent equity	953	1,444
Total USPH shareholders' equity and non-controlling interests	265,872	241,701
Total liabilities, redeemable non-controlling interests, USPH shareholders' equity and non-controlling interests	$575,438	$560,845

U.S. Physical Therapy Press Release	Page 8
November 5, 2020

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
OPERATING ACTIVITIES
Net income including non-controlling interests	$33,864	$45,244
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	8,066	7,377
Provision for doubtful accounts	3,379	3,408
Equity-based awards compensation expense	5,325	5,262
Deferred income taxes	(834)	3,680
Loss on sale of fixed assets	346	-
Gain on sale of partnership interest	(1,091)	(5,823)
Write-off of goodwill - closed clinics	1,859	-
Other	-	120
Changes in operating assets and liabilities:
Decrease (increase) in patient accounts receivable	4,117	(8,171)
Decrease(increase) in accounts receivable - other	730	(1,006)
Decrease (increase) in other assets	5,404	(2,744)
Increase (decrease) in accounts payable and accrued expenses	13,495	(440)
Decrease in other long-term liabilities	(58)	(443)
Net cash provided by operating activities	74,602	46,464

INVESTING ACTIVITIES
Purchase of fixed assets	(5,494)	(7,428)
Purchase of majority interest in businesses, net of cash acquired	(15,322)	(30,365)
Purchase of redeemable non-controlling interest, temporary equity	(3,087)	(5,699)
Purchase of non-controlling interest, permanent equity	(184)	(138)
Proceeds on sale of redeemable non-controlling interest, temporary equity	54	11,601
Proceeds on sales of partnership interest and clinics	674	-
Proceeds on sale of fixed assets	444	64
Net cash used in investing activities	(22,915)	(31,965)

FINANCING ACTIVITIES
Distributions to non-controlling interests, permanent and temporary equity	(14,223)	(10,862)
Cash dividends paid to shareholders	(4,110)	(10,723)
Proceeds from revolving line of credit	134,000	110,000
Payments on revolving line of credit	(173,000)	(97,000)
Principal payments on notes payable	(700)	(1,409)
Medicare Accelerated and Advance Payment Funds	12,924	-
Other	3	(17)
Net cash used in financing activities	(45,106)	(10,011)

Net increase in cash and cash equivalents	6,581	4,488
Cash and cash equivalents - beginning of period	23,548	23,368
Cash and cash equivalents - end of period	$30,129	$27,856

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$4,421	$9,458
Interest	$1,202	$1,412
Non-cash investing and financing transactions during the period:
Purchase of businesses - seller financing portion	$796	$4,300
Purchase of business - payable to common shareholders of acquired business	$-	$502
Purchase of redeemable non-controlling interest - notes payable	$137	$-
Payable due to purchase of redeemable non-controlling interest	$699	$283
Receivables related to sale of partnership interest	$386	$-
Notes receivables related to sale of partnership interest	$670	$2,780

U.S. Physical Therapy Press Release	Page 9
November 5, 2020

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

The following tables provide detail of the diluted earnings per share computation and reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to Operating Results and Adjusted EBITDA. Management believes providing Operating Results and Adjusted EBITDA to investors is useful information for comparing the Company's period-to-period results.

Operating Results, a non-GAAP measure, equals net income attributable to USPH shareholders per the consolidated statement of net income plus charges incurred for closure costs less gain on sale of partnership interest and clinics, less allocated non-controlling interests, and excludes the ongoing CFO search, all net of tax.  The earnings per share from Operating Results also excludes the impact of the revaluation of redeemable non-controlling interest.  In accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of tax, is included in the earnings per basic and diluted share calculation, although it is not included in net income but charged directly to retained earnings.

Management uses Operating Results, which eliminates certain items described above that can be subject to volatility and unusual costs, as one of the principal measures to evaluate and monitor financial performance period over period.  Management believes that Operating Results is useful information for investors to use in comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have mandatorily redeemable instruments and therefore have different liability and equity structures.

Adjusted EBITDA is defined as net income attributable to USPH shareholders before interest income, interest expense, taxes, depreciation, amortization, equity-based awards compensation expense and write-off of goodwill related to clinic closures.   Management believes reporting Adjusted EBITDA is useful information for investors in comparing the Company’s period-to-period results as well as comparing with similar businesses which report adjusted EBITDA as defined by their company.

Operating Results and Adjusted EBITDA are not measures of financial performance under GAAP. Adjusted EBITDA and Operating Results should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

See table on next page.

U.S. Physical Therapy Press Release	Page 10
November 5, 2020
U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$10,916	$9,047	$22,164	$32,110
Credit (charges) to retained earnings:
Revaluation of redeemable non-controlling interest	(4,298)	(922)	1,175	(10,752)
Tax effect at statutory rate (federal and state) of 26.25%	1,228	242	(308)	2,822
	$7,846	$8,367	$23,031	$24,180

Earnings per share (basic and diluted)	$0.61	$0.66	$1.80	$1.90

Adjustments:
Charges incurred for CFO search	69	-	202	-
Closure costs	79	-	3,925	-
Gain on sale of partnership interest and clinics	(18)	-	(1,091)	(5,823)
Relief Funds	(391)	-	(8,349)	-
Allocation to non-controlling interest	77	-	1,977	-
Revaluation of redeemable non-controlling interest	4,298	922	(1,175)	10,752
Tax effect at statutory rate (federal and state) of 26.25%	(1,080)	(242)	1,184	(1,293)
Operating Results (without Relief Funds)	$10,880	$9,047	$19,704	$27,816

Relief Funds	391	-	8,349	-
Allocation to non-controlling interest	(77)	-	(1,753)	-
Tax effect at statutory rate (federal and state) of 26.25%	(82)	-	(1,731)	-
Operating Results (including Relief Funds)	$11,112	$9,047	$24,569	$27,816

Basic and diluted Operating Results (without Relief Funds) per share	$0.85	$0.71	$1.54	$2.18
Basic and diluted Operating Results (including Relief Funds) per share	$0.86	$0.71	$1.92	$2.18

Shares used in computation - basic and diluted	12,847	12,774	12,829	12,750

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income attributable to USPH shareholders	$10,916	$9,047	$22,164	$32,110

Adjustments:
Depreciation and amortization	2,546	2,457	7,879	7,377
Closure costs - write-off of goodwill	-	-	1,859	-
Relief Funds	(391)	-	(8,349)	-
Interest income	(50)	(7)	(97)	(27)
Interest expense - debt and other	351	557	1,431	1,522
Provision for income taxes	4,279	3,197	8,453	11,223
Equity-based awards compensation expense	1,936	1,704	5,325	5,262

Adjusted EBITDA (without Relief Funds)	$19,587	$16,955	$38,665	$57,467

Relief Funds	391	-	8,349	-
Adjusted EBITDA	$19,978	$16,955	$47,014	$57,467

U.S. Physical Therapy Press Release	Page 11
November 5, 2020

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF CLINIC COUNT

Date	Number of Clinics

March 31, 2019	590
June 30, 2019	564
September 30, 2019	574
December 31, 2019	583

March 31, 2020	567
June 30, 2020	554
September 30, 2020	550